EXHIBIT 99.1
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          PENN TRAFFIC ANNOUNCES RECEIPT OF SEC SUBPOENAS AND DELAY OF
            FINALIZATION AND RELEASE OF AUDITED FINANCIAL STATEMENTS


   WORKING CAPITAL LENDERS EXTEND DEADLINE FOR DELIVERY OF AUDITED FINANCIALS

         SYRACUSE, NEW YORK - JULY 1, 2005 - The Penn Traffic Company (Penn Traffic) announced today that it has received requests for information in the form of subpoenas from the U.S. Securities and Exchange Commission (SEC) for documents concerning its promotional and allowance practices and policies. As Penn Traffic disclosed in its Disclosure Statement for its recently confirmed Plan of Reorganization, Penn Traffic continues to cooperate with the SEC and the U.S. Attorney's office in their investigation into these matters and will comply with these subpoenas. Penn Traffic's Audit Committee also commenced an internal investigation into these matters which it has suspended while the government investigations continue and the Company has placed an employee on leave of absence pending completion of these investigations.

         As a result of these pending investigations, Penn Traffic also announced that it would be delaying the finalization and release of its audited financial statements for its 2003, 2004 and 2005 fiscal years, and that these audited financial statements would not be completed before August 30, 2005, the deadline for delivery of such statements in its $164 million revolving credit facility. At Penn Traffic's request, the lenders under Penn Traffic's revolving credit facilities have agreed to extend the deadline for delivery of its audited financial statements to December 31, 2005, enabling Penn Traffic to continue to access fully its working capital facility. At June 25, 2005, Penn Traffic had undrawn availability of approximately $62 million under this revolving credit facility.

         "We regret that the audit of our financial statements cannot be completed prior to the August deadline," said Robert Chapman, Penn Traffic's President and Chief Executive Officer, "but we are extremely gratified that our lenders have been understanding in working with us to get past this disruption so that we can achieve the goals we established for our reorganized Company and its 9,000 plus employees."


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FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; its ability to generate cash; its ability to attract and maintain adequate capital; its ability to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending or yet-to-be-instituted legal proceedings and governmental investigations, including the pending SEC and US Attorney investigations described in this press release. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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         The Penn Traffic Company operates 109 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 40 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.